EXHIBIT 23.03
                                                                   -------------


                         Independent Auditors' Consent
                         -----------------------------



The Board of Directors and Stockholders
Southern Bancshares, Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for investments in debt securities.


                                       /s/ DYCUS, BRADLEY & DRAVES, p.c.
                                       --------------------------------------
                                       Dycus, Bradley & Draves, p.c.


Carbondale, Illinois
November 2, 1998